UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 6, 2010 (January 7, 2010)

BEST ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53260	02-0789714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road; Suite 825 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 933-2600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01  Regulation FD Disclosure

From time to time, senior management of Best Energy Services, Inc. (the “Company”) meets with groups of investors and/or business analysts.  The slide presentation attached hereto as Exhibit 99.1 (the “Presentation”) has been prepared in connection with a series of such meetings scheduled to occur on January 7 - 8, 2010.

Statements contained in the Presentation that state management’s expectations and assumptions as to future events are forward-looking statements intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors should note that actual results could differ materially from those projected or assumed in such forward-looking statements.  Factors that could affect such results include, among other things, those mentioned in the Company’s annual report on Form 10-K/A for the transition period ended December 31, 2008 and quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009, all of which have been filed with the Securities and Exchange Commission.

The information being furnished in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not deemed to be incorporated by reference into any filings made under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(a)	Exhibits

99. 1      Slide Presentation prepared in connection with a series of meetings scheduled to occur on January 7 - 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2010

US DATAWORKS, INC.

By:	/s/ Mark G. Harrington
Mark G. Harrington
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99. 1	Slide Presentation prepared in connection with a series of meetings scheduled to occur on January 7 - 8, 2010.